Exhibit 99.1

Modular Medical Announces Diabetes Industry Veteran Duane DeSisto Will Join the Board of Directors

SAN DIEGO, CA / ACCESSWIRE / July 6, 2023 / Modular Medical, Inc. (the “Company” or “Modular Medical”) (Nasdaq: MODD), a development stage insulin delivery technology company seeking to launch the next generation of easy to use and affordable insulin pump technology, today announced the appointment of medical device industry leader Duane DeSisto to its board of directors. Mr. DeSisto was previously President, CEO and Director of Insulet Corporation, developers of the groundbreaking OmniPod Insulin Management System, before retiring in 2014.

“Duane brings more than 25 years of experience in the medical device industry and is a visionary business leader credited with the launch and transformational growth of Omnipod, the first insulin patch pump from Insulet,” said Jeb Besser, CEO of Modular Medical. “Duane’s extensive background in operational leadership and commercialization of insulin pumps will be an extremely valuable resource for our team, as we prepare to launch our patch pump.”

Mr. DeSisto will partner with Paul DiPerna, Modular Medical’s founder and the former CEO of Tandem Diabetes. “I am excited to have Duane join our board, as I believe his strategic leadership and market development expertise, and our combined experience leading the commercialization of the two industry-leading pumps will create tremendous momentum for Modular Medical,” said Mr. DiPerna.

Mr. DeSisto served as President and CEO of Insulet from 2001 to 2014, where he led the creation and commercial adoption of the Company’s debut product, OmniPod, the world’s first tubing-free disposable insulin pump. Under Mr. DeSisto, Insulet grew from an early-stage company to a market cap of more than $2 billion and was nationally recognized for its technology design and rapid growth, including being listed fourth on Forbes’ “Most Innovative Growth Companies” in 2014 with five-year average sales growth of 47 percent. Prior to that, he served as Chief Financial Officer of AAI-Foster Grant and Zoll Medical Corporation.

“I look forward to working with Paul, the board and leadership team to launch this novel, easy to use affordable pump that will clearly open the market to many more patients and improve diabetes outcomes,” said Mr. DeSisto.

About Modular Medical

Modular Medical, Inc. (Nasdaq:MODD) is a development-stage medical device company that intends to launch the next generation of insulin delivery technology. Using its patented technologies, the company seeks to eliminate the tradeoff between complexity and efficacy, thereby making top quality insulin delivery both affordable and simple to learn. Our mission is to improve access to the highest standard of glycemic control for people with diabetes taking it beyond “superusers” and providing “diabetes care for the rest of us.”

Modular Medical was founded by Paul DiPerna, a seasoned medical device professional and microfluidics engineer. Prior to founding MODD, Mr. DiPerna was the founder (in 2005) of Tandem Diabetes and invented and designed its t:slim insulin pump. More information is available at https://modular-medical.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statements contained in this press release. These factors include, but are not limited to, market and other conditions, whether the Company can successfully develop the Company’s proprietary technologies and whether the market will accept the Company’s products and services, and the impact of COVID-19, general economic, industry or political conditions in the United States or internationally as well as other risk factors and business considerations described in the Company’s SEC filings, including its annual report on Form 10-K. Any forward-looking statements in this press release should be evaluated in light of these important risk factors. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to update these forward-looking statements, except as required by law.

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CONTACT:

Jeb Besser
Chief Executive Officer
Modular Medical, Inc.
+1 (617) 399-1741
IR@modular-medical.com